                                                                    EXHIBIT 10.2

                               CREDIT AGREEMENT

                          DATED AS OF AUGUST 10, 2001

                                    between

                                 BUY.COM, INC.

                                      and

                                 SCOTT A. BLUM
                            SEPARATE PROPERTY TRUST
                                 U/D/T 8/2/95

                               TABLE OF CONTENTS
                               -----------------

                                                                          Pages
                                                                          -----
SECTION 1.  DEFINITIONS................................................      1

1.1    Certain Defined Terms...........................................      1

1.2    Accounting Terms................................................      6

1.3    Other Definitional Provisions...................................      6

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS, LOANS AND LETTERS OF
         CREDIT; REIMBURSEMENT OBLIGATIONS.............................      6

2.1    Loans and Note..................................................      6

2.2    Interest on the Loans...........................................      6

2.3    Commitment Fees.................................................      7

2.4    Repayments and Payments.........................................      7

2.5    Use of Proceeds.................................................      8

2.6    Letters of Credit...............................................      8

2.7    Liens, Permitted Liens..........................................      9

2.8    Usury Savings...................................................      9

2.9    Termination.....................................................      9

SECTION 3.  CONDITIONS TO LOANS AND LETTERS OF CREDIT..................     10

3.1    Conditions to Initial Loan and L/C..............................     10

3.2    Conditions to All Loans.........................................     11

3.3    Conditions to All Letters of Credit.............................     11

SECTION 4.  BORROWER'S REPRESENTATIONS AND WARRANTIES..................     11

4.1    Organization, Standing and Corporate Power......................     11

4.2    Loan Documents Authorized.......................................     12

4.3    No Conflict.....................................................     12

4.4    Litigation......................................................     12

4.5    Financial Condition.............................................     12

4.6    Deposit Accounts................................................     13

4.7    Disclosure......................................................     13

4.8    Environmental Matters...........................................     13

4.9    Title to Properties; Liens......................................     13

4.10   Payment of Taxes................................................     14

4.11.  Regulation U....................................................     14

4.12.  Licenses, Permits, etc..........................................   14

SECTION 5.  BORROWER'S AFFIRMATIVE COVENANTS...........................   14

5.1    Corporate Existence, Etc........................................   15

5.2    Payment of Taxes and Claims.....................................   15

5.3    Maintenance of Properties; Insurance............................   15

5.4    Financial Information...........................................   15

5.5    Inspection......................................................   15

5.6    Compliance with Laws, Etc.......................................   16

5.7    Notice of Certain Events........................................   16

SECTION 6.  BORROWER'S NEGATIVE COVENANTS..............................   16

6.1    Regulation U....................................................   16

6.2    Intentionally Omitted...........................................   16

6.3    Liens...........................................................   16

6.4    Restricted Payments.............................................   17

6.5    Loans, Investments, Contingent Liabilities......................   17

6.6    Consolidation, Merger, Acquisition..............................   18

6.7    Asset Sales.....................................................   18

6.8    Agreements......................................................   19

6.9.   Remedies of Lender..............................................   19

SECTION 7.  EVENTS OF DEFAULT..........................................   19

7.1    Failure to Pay..................................................   19

7.2    Breach of Covenant..............................................   19

7.3    Breach of Representation or Warranty............................   19

7.4    Termination of Merger Agreement.................................   20

7.5    Bankruptcy or Insolvency........................................   20

7.6    Intentionally Omitted...........................................   20

7.7    Intentionally Omitted...........................................   20

7.8    Intentionally Omitted...........................................   20

7.9    Invalidity of Loan Documents....................................   20

SECTION 8.  MISCELLANEOUS..............................................   22

8.1    Survival of Warranties..........................................   22

8.2    Failure or Indulgence Not Waiver................................   22

8.3    Modification....................................................   22

8.4    Notices.........................................................   22

8.5    Severability....................................................   23

8.6    Effectiveness; Binding Effect; Governing Law....................   23

8.7    Waiver of Jury Trial............................................   23

8.8    Consent to Jurisdiction.........................................   24

8.9    Assignability...................................................   24

8.10.  Costs and Expenses..............................................   24

8.12.  Counterparts....................................................   25

8.13   Headings........................................................   25

SCHEDULE 3.1B
DISCLOSURE SCHEDULE

EXHIBIT I       FORM OF NOTE
EXHIBIT II      FORM OF NOTICE OF BORROWING
EXHIBIT III     FORM OF NOTICE OF LETTER OF CREDIT REQUEST

                               BRIDGE FINANCING

                               CREDIT AGREEMENT

                          DATED AS OF AUGUST 10, 2001



          This Bridge Financing Credit Agreement (the "Agreement") is dated as of August 10, 2001, and entered into between Buy.com, Inc., a Delaware corporation (the "Borrower" or the "Company"), and the Scott A. Blum Separate Property Trust u/d/t 8/2/95 (the "Lender").

                                   RECITALS
                                   --------

          WHEREAS, the Borrower and the Lender have entered into that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which the Lender shall form an entity for the purposes of merging with the Borrower (such transaction, the "Merger");

          WHEREAS, the Borrower has an immediate need for additional funds to continue to operate its business until the consummation of the Merger;

          WHEREAS, the Borrower has requested that the Lender, subject to the terms and conditions contained herein, commit to provide a revolving loan in an aggregate amount of up to $4,000,000 to fund working capital and general operating expenses;

          WHEREAS, the Borrower has requested that the Lender, subject to the terms and conditions contained herein, commit to arrange for the issuance of standby letters of credit for the benefit of the Borrower in an aggregate amount of up to $5,000,000 to support the Borrower's obligations; and

          WHEREAS, the Lender is willing to provide such loans and arrange for such letters of credit only if the Obligations of the Borrower hereunder are secured by a first priority Lien, superior to all other Liens (except Permitted Liens) held by any other Person, on those assets of the Borrower and its Subsidiaries in which the Lender is granted a security interest under the Collateral Documents;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

     SECTION 1.     DEFINITIONS

          1.1       Certain Defined Terms
                    ---------------------

          The following terms used in this Agreement shall have the following meanings:

                    "Agreement" means this Bridge Financing Credit Agreement dated as of August 10, 2001 and all schedules and exhibits hereto, as such may be amended or supplemented from time to time.

                    "Borrower" has the meaning assigned in the introductory clause of this Agreement.

                    "Business Day" means any day excluding Saturday, Sunday and any day on which the lending institutions located in the states of California or New York are authorized by law or other governmental action to close.

                    "Capital Lease" means any lease of any property (whether real, personal or mixed) by the Borrower or any of its Subsidiaries as lessee that is accounted for as a capital lease on the balance sheet of such entity in accordance with GAAP.

                    "Closing Date" means the date that the conditions to the Lender making the initial Loan or arranging the initial Letter of Credit have been satisfied or waived, including without limitation the conditions listed in subsection 3.1 herein.

                    "Collateral" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted by the Loan Documents.

                    "Collateral Documents" means (i) the Security Agreement, and
          (ii) any other security agreements, pledge agreements, assignments, financing statements or other agreement, document, instrument or certificate executed or delivered by the Borrower or any of its Subsidiaries pursuant to this Agreement.

                    "Commitments" means, collectively, the Loan Commitment and the L/C Commitment.

                    "Commitment Expiration Date" means the earliest of (i) December 3, 2001, provided, however, that if the termination date of
                            --------
          the Merger Agreement is extended, the preceding date shall be adjusted correspondingly to occur on the Business Day immediately following such termination date, (ii) the Business Day immediately following the Merger Agreement Closing Date, and (iii) the date of termination in whole of the Loan Commitment and the L/C Commitment pursuant to
          Section 7 hereof.

                    "Company Disclosure Schedule" has the meaning given to that term in the Merger Agreement.

                    "Company SEC Documents" has the meaning given to that term in subsection 4.5 hereof.

                    "Dollars" or "$" means dollars in the lawful currency of the United States of America.

                    "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, or
          (ii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Borrower or its Subsidiaries or any of its or their facilities.

                    "Event of Default" means each of the events set forth in
          Section 7 hereof.

                    "Funding Date" means the date of funding of a Loan.

                    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

                    "Governmental Authority" means any federal, state or local governmental authority, agency or court in the United States, or other comparable or similar governmental authority, agency or court in a jurisdiction outside of the United States, in each case applicable to the Borrower or its Subsidiaries.

                    "L/C Commitment" means the commitment of the Lender to arrange the Letters of Credit for the benefit of the Borrower as set forth in subsection 2.6A hereof.

                    "L/C Obligations" has the meaning given thereto in subsection 2.6C hereof.

                    "Lender" has the meaning assigned in the introductory clause of this Agreement.

                    "Letters of Credit" means those standby letters of credit to be obtained by the Lender for the benefit of the Borrower pursuant to subsection 2.6 hereof.

                    "Lien" means any lien, mortgage, pledge, security interest, charge, hypothecation or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.

                    "Loan" or "Loans" means one or more of the revolving loans made by the Lender to the Borrower pursuant to subsection 2.1A hereof.

                    "Loan Commitment" means the commitment of the Lender to make the Loans as set forth in subsection 2.1A hereof.

                    "Loan Documents" means this Agreement, the Note, and the Collateral Documents.

                    "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                    "Material Contract" has the meaning given to that term in the Merger Agreement.

                    "Material Adverse Effect" or "Material Adverse Change" have the meanings given to such terms in the Merger Agreement.

                    "Merger" has the meaning given to that term in the recitals.

                    "Merger Agreement" has the meaning given to that term in the recitals.

                    "Merger Agreement Closing Date" means the "Closing Date" as such term is defined in the Merger Agreement.

                    "Note" means the promissory note of the Borrower issued pursuant to subsection 2.1D hereof and substantially in the form of
          Exhibit I annexed hereto.

                    "Notice of Borrowing" means a notice substantially in the form of Exhibit II annexed hereto with respect to a proposed borrowing of a Loan.

                    "Notice of Letter of Credit Request" means a notice substantially in the form of Exhibit III annexed hereto with respect to a proposed Letter of Credit, including any exhibits or attachments thereto.

                    "Obligations" means all obligations of every nature of the Borrower under this Agreement and the other Loan Documents, including without limitation any obligations of the Borrower relating to drawn or outstanding Letters of Credit, whether or not such obligation is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such obligation is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding. Without limiting the generality of the foregoing, the Obligations of the Borrower include the obligations to pay principal, interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and other amounts payable by the Borrower under this Agreement or any other Loan Document to which it is a party and to reimburse any amount in respect of any of the foregoing that the Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower in accordance with the Security Agreement.

                    "Parent" has the meaning given to that term in the Merger Agreement.

                    "Permitted Liens" means each of the encumbrances set forth in subsection 6.3 hereof.

                    "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                    "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

                    "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, in respect of or on account of any shares of any class of stock of the Borrower now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower now or hereafter outstanding (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower now or hereafter outstanding; and (iv) any payment, discharge or satisfaction of any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (A) the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Borrower included in the Company SEC Documents or listed or referred to in the Company Disclosure Schedules, (B) the payment of any indebtedness, claims, liabilities or obligations incurred in the ordinary course of the Borrower's business consistent with past practice, (C) payments made with respect to the acquisition of assets under subsection 6.6 hereof; or (D) payments otherwise permitted or required by the terms of the Merger Agreement.

                    "Security Agreement" means each Security Agreement executed and delivered by the Borrower in favor of the Lender, as such Security Agreement may be amended or supplemented or otherwise modified from time to time, including without limitation the Security Agreement entered into by and between the Lender and the Borrower dated of even date herewith.

                    "Subsidiary" means a corporation, partnership, trust, limited liability company or other business entity of which more than 50% of the shares of stock or other ownership interests having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, directly, or indirectly through one or more Subsidiaries, or both, by the Borrower.

                    "Termination Date" has the meaning given to that term in subsection 2.9 hereof.

               1.2    Accounting Terms
                      ----------------

               For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

               1.3    Other Definitional Provisions
                      -----------------------------

               References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 hereof may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

         SECTION 2. AMOUNT AND TERMS OF COMMITMENTS, LOANS AND LETTERS OF CREDIT; REIMBURSEMENT OBLIGATIONS

               2.1    Loans and Note
                      --------------

               A. Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Lender hereby agrees to lend to the Borrower from time to time during the period from the Closing Date through and including the Commitment Expiration Date one or more Loans in an amount not to exceed $4,000,000 in the aggregate (such commitment to lend being referred to herein as the "Loan Commitment"), solely for the purposes identified in subsection 2.5A hereof. Loans may be repaid and, through the Commitment Expiration Date, reborrowed by the Borrower, in whole or in part without penalty or premium; provided that the Loan Commitment shall expire on the Commitment Expiration
--------
Date.

               B. Notice of Borrowing. Whenever the Borrower desires to borrow a Loan under this subsection 2.1, it shall deliver to the Lender a Notice of Borrowing no later than 1:00 p.m. (California time) at least three Business Days in advance of the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day) and (ii) the amount of the proposed Loan.

               C. Disbursement of Funds. The Lender shall make the proceeds of each Loan available to the Borrower on such Funding Date by causing an amount of same day funds equal to the amount of such Loan to be wire transferred to an account specified in the Notice of Borrowing by the Borrower.

               D. Note. The Borrower shall execute and deliver to the Lender the Note payable to the Lender representing the Loans and the Borrower's Obligations with respect thereto, in the principal amount of the Loan Commitment and with other appropriate insertions.

               2.2    Interest on the Loans
                      ---------------------

               A. Rate of Interest. The Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate equal to 10.5%.

               B. Interest Payments. Subject to subsection 2.2C hereof, interest shall be payable upon any prepayment of any Loan (to the extent accrued on the amount being prepaid) and at maturity.

               C. Post-Maturity Interest. Any principal payments on the Loans not paid when due, whether at stated maturity, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate that is equal to 2.5% per annum in excess of the rate of interest otherwise payable under this Agreement.

               D. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues.

               2.3    Commitment Fees
                      ---------------

               In consideration of the Loan Commitment, the Borrower agrees to pay to the Lender a commitment fee of $140,000, due and payable on the Commitment Expiration Date. Any amount of such commitment fee not paid when due, whether at stated maturity, by acceleration or otherwise, shall thereafter bear interest at a rate that is equal to the rate of interest that would apply to unpaid principal under the Loans for the same period.

               2.4    Repayments and Payments
                      -----------------------

               A. Mandatory Repayments. The aggregate principal amount of all Loans outstanding on the Commitment Expiration Date, together with accrued interest thereon, shall be due and payable in full on the Commitment Expiration Date. All repayments of any Loan, on or before the maturity thereof, shall include payment of accrued interest on the principal amount so repaid, and amounts so received by the Lender shall be applied first to the payment of interest before application to principal. Upon maturity or acceleration of the Obligations, any payments or repayments of any Obligations hereunder received by the Lender shall be applied first to the payments of amounts due under subsection 8.10 hereof, then to the payment of interest accrued on such Obligations, and finally to the principal amounts of any such Obligations.

               B. Manner and Time of Payment. All payments of principal, interest and fees hereunder and under the Note shall be made without defense, set off and counterclaim and in same day funds and delivered to the Lender not later than 3:00 (California time) on the date due at its office located at 65 Enterprise, Aliso Viejo, CA 92656, or at such other address as the Lender may inform the Borrower by written notice; funds received by the Lender after that time shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

               C. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Note.

               D. Notation of Payment. The Lender agrees that before disposing of the Note held by it, or any part thereof, the Lender will make a notation thereon of all Loans and principal payments previously made thereon and of the date to which interest thereon has been paid and, if applicable and otherwise allowed under this Agreement, will notify the Borrower of the name and address of the permitted transferee of the Note; provided that
                                                                 --------
the failure to make a notation of any Loan made under the Note shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Note with respect to any Loan and payments of principal or interest on the Note.

          2.5   Use of Proceeds
                ---------------

          A. Loans. The proceeds of the Loans shall be applied by the Borrower solely to working capital purposes or general operating purposes of the Borrower.

          B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by the Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Securities Exchange Act of 1934, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

          2.6   Letters of Credit
                -----------------

          A. L/C Commitment. Subject to the terms and conditions of this Agreement and reliance upon the representations and warranties of the Borrower herein set forth, the Lender hereby agrees to arrange for the issuance of one or more standby Letters of Credit in an amount not to exceed $5,000,000 in the aggregate (the "L/C Commitment"), solely for the purpose of supporting the Borrower's obligations incurred from time to time during the period from the Closing Date through and including the Commitment Expiration Date; provided that
                                                                   --------
the Lender shall not be required to arrange for the issuance of a Letter of Credit if after such issuance the aggregate amount of all outstanding Letters of Credit plus all L/C Obligations would exceed the L/C Commitment. The L/C Commitment shall expire on the Commitment Expiration Date, and on that date the Borrower shall pay to the Lender an amount equal to the maximum amount that may at any time be drawn under all outstanding Letters of Credit (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under the Letter of Credit) (unless the Borrower takes such other actions allowed by subsection 2.9 to dispose of outstanding Letters of Credit). Any such amounts when received by the Lender, shall be held by the Lender in an interest bearing account and shall be applied to any draws under the Letters of Credit, and promptly upon the expiration or other termination of any Letter of Credit, the undrawn amount of such Letter of Credit (together with accrued interest thereon) shall be returned to the Borrower from such account; any such amounts not paid when due, whether at stated maturity, by acceleration or otherwise, shall thereafter bear interest at a rate that is equal to the rate of interest that would apply to unpaid principal under the Loans for the same period.

          B. Notice of Letter of Credit Request. Whenever the Borrower desires to arrange for the issuance of a Letter of Credit under this subsection 2.6, it shall deliver to the Lender a Notice of Letter of Credit Request no later than 1:00 p.m. (California time) at least three Business Days in advance of the proposed date of issuance.

          C. Reimbursement. The Lender shall notify the Borrower of each request for draws under any Letter of Credit, and the Borrower hereby agrees to reimburse the Lender for the amount of any such draws (the "L/C Obligations"). The L/C Obligations shall be due and payable on the Commitment Expiration Date; provided, that from the date of incurrence the L/C Obligations shall thereafter
--------
bear interest at a rate that is equal to the rate of interest that would apply to unpaid principal under the Loans for the same period.

          D. L/C Fees. In consideration of the L/C Commitment, the Borrower agrees to pay to the Lender a commitment fee of $175,000, due and payable on the Commitment Expiration Date. Any amount of such commitment fee not paid when due, whether at stated maturity, by acceleration or otherwise, shall thereafter bear interest at a rate that is equal to the rate of interest that would apply to unpaid principal under the Loans for the same period.

          2.7   Liens, Permitted Liens
                ----------------------

          All Obligations shall be secured by first priority and other Liens in and security interests in and to all Collateral as contemplated by this Agreement and the other Loan Documents, subject only to Permitted Liens.

          2.8   Usury Savings
                -------------

          Notwithstanding any provision of any Loan Document, the Borrower is not and shall not be required to pay interest at a rate or any fee or charge in an amount prohibited by applicable law. If interest or any fee or charge payable on any date would be in a prohibited amount, then such interest, fee or charge
                                             ----
will be automatically reduced to the maximum amount that is not prohibited, and
                                                                            ---
any interest, fee or charge for subsequent periods (to the extent not prohibited by applicable law) will be increased accordingly until the Lender receives payment of the full amount of each such reduction. To the extent that any prohibited amount is actually received by the Lender, then such amount will be
                                                      ----
automatically deemed to constitute a repayment of principal indebtedness hereunder.

          2.9   Termination
                -----------

          On and as of the date (the "Termination Date") that (i) the Borrower terminates in whole the Commitments by written notice to the Lender or the Commitments have otherwise been irrevocably terminated pursuant to the terms of this Agreement, (ii) all the Loans have been repaid in full, (iii) all other Obligations under this Agreement and the other Loan Documents, including without limitation those arising under subsection 8.10 herein, have been paid in full,
(iv) with respect to each and all outstanding Letters of Credit, (a) the Borrower has deposited with the Lender the full amount of such outstanding Letters of Credit (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under the Letter of Credit),
(b) the Borrower has provided to the Lender alternate letters of credit in the full amount of such outstanding Letters of Credit from a party reasonably satisfactory to the Lender naming the Lender as beneficiary, or (c) the Letters of Credit have been cancelled or have expired, and (v) the Borrower shall not have any further right to borrow any monies or arrange for the issuance of any Letters of Credit under this Agreement; then this Agreement shall terminate and
                                        ----
be of no further force or effect, and neither the Lender nor the Borrower shall have any further rights, duties or obligations hereunder.

     SECTION 3. CONDITIONS TO LOANS AND LETTERS OF CREDIT

          The obligation of the Lender to make Loans and arrange for Letters of Credit hereunder is subject to the satisfaction of all of the following conditions:

          3.1   Conditions to Initial Loan and L/C
                ----------------------------------

          The obligation of the Lender to make its initial Loan and to arrange for the issuance of the initial Letter of Credit, in addition to the conditions precedent specified in subsection 3.2 hereof, is subject to prior or concurrent satisfaction of the following conditions:

          A.    The Lender shall have received on or before the Closing Date:

          (i) Resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the Closing Date by the Borrower's corporate secretary, an assistant secretary or other duly authorized officer as being in full force and effect without modification or amendment;

          (ii) Executed and acknowledged (where applicable) originals of this Agreement, the Note and the other Loan Documents to which the Borrower or any its Subsidiaries are a party; and

          B. The Lender shall have received properly authorized and executed copies of the following: (i) the Security Agreement, (ii) the UCC-1 financing statement(s) executed in connection with the Security Agreement, (iii) the Grant of Patent Security Interest substantially in the form attached to the Security Agreement, (iv) the Grant of Trademark Interest substantially in the form attached to the Security Agreement, and (v) Control Agreements by and between the Lender, the Borrower, and the depository institutions listed with more specificity on Schedule 3.1B hereto. The Lender shall also have received the stock certificates listed with more specificity on Schedule 3.1B hereto, accompanied by stock powers duly endorsed in blank.

          C. Representations and Warranties; Performance of Agreements. The Borrower shall have delivered to the Lender an Officer's Certificate, in form and substance satisfactory to Lender, to the effect that the representations and warranties in Section 4 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that the Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by the Lender.

          3.2   Conditions to All Loans
                -----------------------

          The obligation of the Lender to make each Loan is subject to the following further conditions precedent:

          A. The Lender shall have received, in accordance with the provisions of subsection 2.1B hereof, before any Funding Date, an originally executed Notice of Borrowing.

          B. As of that date, there exists no Event of Default and no Material Adverse Effect that would not be cured or eliminated by the making of the Loan.

          C. As of that date, the Merger Agreement has not been terminated, and no third party has contested or threatened in writing to contest to the validity or priority of the Liens granted to the Lender or the validity or priority of the Loan Documents in any material and significant respect.

          3.3   Conditions to All Letters of Credit
                -----------------------------------

          The obligation of the Lender to arrange for the issuance of each Letter of Credit is subject to the following further conditions precedent:

          A. The Lender shall have received, in accordance with the provisions of subsection 2.6 hereof, before any date of issuance, an originally executed Notice of Letter of Credit Request.

          B. As of that date, there exists no Event of Default and no Material Adverse Effect that would not be cured or eliminated by the issuance of such Letter of Credit.

          C. As of that date, the Merger Agreement has not been terminated, and no third party has contested or threatened in writing to contest to the validity or priority of the Liens granted to the Lender or the validity or priority of the Loan Documents in any material and significant respect.

     SECTION 4. BORROWER'S REPRESENTATIONS AND WARRANTIES

          In order to induce the Lender to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Lender that the following statements are true, correct and complete, except as specifically disclosed on the attached Disclosure Schedule:

          4.1   Organization, Standing and Corporate Power
                ------------------------------------------

          The Borrower is and each of its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or limited liability company power and authority to carry on its business as now being conducted. The Borrower and each of its Subsidiaries is duly qualified or licensed to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Borrower. The Borrower has made available to the Lender complete and correct copies of its certificate of incorporation and bylaws and the certificate of incorporation and bylaws or other organizational documents of its Subsidiaries, in each case as amended to the date of this Agreement.

          4.2   Loan Documents Authorized
                -------------------------

          As of the date hereof and at all times during the effectiveness of this Agreement, the execution, delivery and performance of the Loan Documents and the execution and delivery of the Note (i) have been duly authorized by all necessary corporate action on the part of the Borrower and (ii) do not require the consent or approval of any Governmental Authority or other regulatory authority; are not in contravention of or conflict with any law or regulation or any term or provision of any Material Contract, in each case that would result in a Material Adverse Change; and this Agreement is, and the Note when delivered for value received will be, duly executed and delivered by the Borrower and constitute legally valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

          4.3   No Conflict
                -----------

          As of the date hereof and at all times during the effectiveness of this Agreement, the execution, delivery and performance of this Agreement, and of the Note and the other Loan Documents will not breach or constitute a default under any Material Contract; and such execution, delivery and performance will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its or any of its Subsidiaries' property pursuant to the provisions of any of the foregoing, in each case that would result in a Material Adverse Effect.

          4.4   Litigation
                ----------

          Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement and publicly available or as disclosed in Section 3.1(h) of the Company Disclosure Schedule, there is no suit, action, investigation, audit or proceeding pending or, to the knowledge of the Borrower, overtly threatened against the Borrower or any of its Subsidiaries. There is no decree, injunction, judgment, order, ruling, assessment or writ of any Governmental Entity applicable to the Borrower or any of its Subsidiaries or to which any of its or their respective assets may be bound, and there is no other decree, injunction, judgment, order, ruling, assessment or writ applicable to the Borrower or any of its Subsidiaries or to which any of its or their respective assets may be bound that would create a Material Adverse Effect.

          4.5   Financial Condition
                -------------------

          Since February 8, 2000, the Borrower has timely filed with the SEC all required reports and forms and other documents (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and none of the Company SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Borrower included in the Company SEC Documents complied as to form, when filed, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the financial position of the Borrower as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of the unaudited statements to normal year-end audit adjustments). Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and publicly available and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the Company SEC Documents, neither the Borrower nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a balance sheet of the Borrower and its consolidated Subsidiaries or in the notes thereto.

          4.6   Deposit Accounts.
                ----------------

          The Grantor shall maintain the accounts with the depository institutions listed with particularity on Schedule 3.1B hereto as its primary cash accounts.

          4.7   Disclosure
                ----------

          No information, exhibit or report furnished to the Lender by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made.

          4.8   Environmental Matters.
                ---------------------

          The Borrower has reasonably concluded that no event or condition has occurred or is occurring with respect to the Borrower or any of its Subsidiaries relating to any Environmental Law, except as disclosed on Disclosure Schedule hereto, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

          4.9   Title to Properties; Liens.
                --------------------------

          Section 3.1(k) of the Company Disclosure Schedule sets forth a list of each real property lease to which the Borrower or any of its Subsidiaries is a party. True and correct copies of each such real property lease, including all amendments thereto, have been made available to the Lender. Neither the Borrower nor any of its Subsidiaries owns any real property.

The Borrower and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all their properties and assets except where such failure would not have a Material Adverse Effect on the Borrower. The tangible assets of the Borrower and each of its Subsidiaries are in a good state of maintenance and repair and are not materially defective except for ordinary wear and tear and are adequate for their current uses.

          4.10  Payment of Taxes.
                ----------------

          Each of the Borrower and its Subsidiaries has timely filed all material federal, state, local and foreign tax returns, declarations, estimates, information returns, statements and reports ("Returns") required to be filed by it through the date hereof and shall timely file all such Returns required to be filed on or before the Commitment Expiration Date. All such Returns are and will be true, complete and correct in all material respects. The Borrower and each of its Subsidiaries has paid and discharged (or the Borrower has paid and discharged on such Subsidiary's behalf) all material taxes due from them, other than such taxes as are adequately reserved for on the most recent financial statements contained in the SEC Documents filed prior to the date of this Agreement and publicly available.

          4.11. Regulation U
                ------------

          The Borrower and each of its Subsidiaries is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

          4.12. Licenses, Permits, etc.
                -----------------------

          Except as disclosed on the Company Disclosure Schedule, (a) to the best knowledge of the Borrower, the Borrower owns and possesses all material licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, necessary for the operation of its business, without known conflict with the rights of others, in each case the failure of which would result in a Material Adverse Effect; and
(b) to the best knowledge of the Borrower, there is no material violation by any person of any right of the Borrower with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Borrower, in each case the failure of which would result in a Material Adverse Effect.

     SECTION 5. BORROWER'S AFFIRMATIVE COVENANTS
                --------------------------------

          The Borrower covenants and agrees that (i) so long as the Lender has any Commitments hereunder, any Letters of Credit are outstanding or any amounts or Obligations are owing or remain outstanding hereunder and unless this Agreement has been terminated pursuant to subsection 2.9 hereof and (ii) until payment in full of the Note, unless the Lender shall otherwise consent in writing or unless otherwise permitted under the Merger Agreement, the Borrower shall do, and shall cause each of its Subsidiaries to do, all of the following:

          5.1   Corporate Existence, Etc.
                ------------------------

          At all times preserve and keep in full force and effect its and its Subsidiaries' corporate existence, rights, franchises and licenses material to its business and those of each of its Subsidiaries; provided, however, that the
                                                    --------  -------
corporate existence of any such Subsidiary may be terminated if such termination is in the best interest of the Borrower and is not materially disadvantageous to the holder of the Note.

          5.2   Payment of Taxes and Claims.
                ---------------------------

          Make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1999, except as may be required by applicable law; provided, however, nothing herein shall be deemed to prohibit the filing of the Borrower's federal income tax return for the taxable year ended December 31, 2000.

          5.3   Maintenance of Properties; Insurance.
                ------------------------------------

          Maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of the Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Borrower and each of its Subsidiaries will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. The Borrower and each of its Subsidiaries will comply with any other insurance requirement set forth in any other Loan Document.

          5.4   Financial Information.
                ---------------------

          The Borrower shall, and shall cause each of its Subsidiaries to, furnish promptly to the Lender, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as the Lender may reasonably request.

          5.5   Inspection.
                ----------

          Subject to Section 5.2(c) of the Merger Agreement, upon reasonable prior written notice, permit any authorized representatives designated by the Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested.

          5.6   Compliance with Laws, Etc.
                -------------------------

          Exercise, and cause each of its Subsidiaries to exercise, all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all Environmental Laws, noncompliance with which could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Effect.

          5.7   Notice of Certain Events
                ------------------------

          The Borrower shall give prompt written notice to the Lender, and the Lender shall give prompt written notice to the Borrower, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) the occurrence of any change or event having, or which insofar as can reasonably be foreseen to have, a Material Adverse Effect on the Borrower; provided, however, that no such
                                                 --------  -------
notification shall (A) affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or (B) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 6. BORROWER'S NEGATIVE COVENANTS

          The Borrower covenants and agrees that (i) so long as the Lender has any Commitments hereunder, any Letters of Credit are outstanding or any amounts are owing hereunder and (ii) until payment in full of the Note, the Borrower shall not do, nor shall it allow any of its Subsidiaries to do, any of the following without the written consent of the Lender:

          6.1   Regulation U
                ------------

          Use the proceeds of any Loan hereunder, directly or indirectly, to purchase or carry any Margin Stock or extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any Margin Stock.

          6.2   Intentionally Omitted
                ---------------------

          6.3   Liens
                -----

          Directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to the Collateral, except the following (collectively, the "Permitted Liens"):

                (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by subsection 4.10 hereof;

                (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, landlords and customs agents and authorities and other Liens imposed by law incurred in the ordinary course of business, if such reserve or other appropriate provision, if any, as shall be required by sound accounting principles shall have been made therefor;

                (iii) Liens arising from judgments, decrees and attachments not constituting an event of default;

                (iv) Liens in favor of financial institutions arising in connection with Borrower's deposit accounts held at such institutions;

                (v) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                (vi) Leases or subleases granted to others not interfering with the ordinary conduct of the business of the Borrower or of its Subsidiaries;

                (vii) Easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or of its Subsidiaries;

                (viii) purchase money Liens upon or in any property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

                (ix)   Liens in existence on the date hereof;

                (x)    Liens securing the Obligations; and

                (xi) Other Liens arising in the ordinary course that do not create a Material Adverse Effect.

          6.4   Restricted Payments
                -------------------

          The Borrower and each of its Subsidiaries shall not, directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payments.

          6.5   Loans, Investments, Contingent Liabilities.
                ------------------------------------------

          A. Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, except under this Agreement, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Borrower or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing; or

          B. make any loans, advances or capital contributions to, or investments in, any other Person, other than (1) to the Borrower or any direct or indirect wholly owned subsidiary of the Borrower or (2) loans or advances to employees of the Borrower or any of its Subsidiaries for travel or business expenses in the ordinary course of business;

          except that the Borrower may:

                (i) own, purchase or acquire commercial paper rated Standard & Poor's A-1 or Moody's P-1, direct obligations of the United States of America or its agencies, and obligations guaranteed by the United States of America;

                (ii) acquire and own stock, obligations or securities received from customers in connection with debts created in the ordinary course of business owing to the Borrower or any of its Subsidiaries;

                (iii) continue to own the existing capital stock of the Borrower's and each of its Subsidiaries' subsidiaries (including stock in its minority interests); and

                (iv) endorse negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          6.6   Consolidation, Merger, Acquisition.
                ----------------------------------

          Consolidate with or merge into any other corporation or entity other than pursuant to, or as permitted by, the Merger Agreement, including upon the exercise of the Borrower's rights under subsection 7.1(h) thereof, or acquire or agree to acquire (for cash or shares of stock or otherwise) (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (B) any assets with a fair market value in excess of $50,000 except purchases of inventory in the ordinary course of business consistent with past practice or as otherwise permitted by the Merger Agreement, including upon the exercise of the Borrower's rights under subsection 7.1(h) thereof.

          6.7   Asset Sales.
                -----------

          Sell, lease, exchange or otherwise dispose of any of, its or any of its Subsidiaries' business, properties or assets, except for sales of its or their properties or assets in the ordinary course of business consistent with past practice or as otherwise permitted by the Merger Agreement, including upon the exercise of the Borrower's rights under subsection 7.1(h) thereof.

          6.8   Agreements
                ----------

          Except in the ordinary course of business consistent with past practice, modify, or amend in any material respect, or, to the extent within the Company's control, renew, fail to renew or terminate, any Material Contract to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims.

          6.9.  Remedies of Lender
                ------------------

          The Borrower and each of its Subsidiaries shall not seek to obtain any stay on the exercise of the remedies available to the Lender under this Agreement.

     SECTION 7. EVENTS OF DEFAULT

          The occurrence of any one or more of the following conditions or events, regardless of the reason therefore, shall constitute an "Event of Default" hereunder:

          7.1   Failure to Pay
                --------------

          Failure to pay any installment of principal when due, whether at stated maturity or by acceleration; failure to pay when due any L/C Obligations; failure to pay interest on the Note when due; or failure to pay any amounts required by subsection 8.10 hereof as and when due.

          7.2   Breach of Covenant
                ------------------

          Failure of the Borrower to perform or observe any other term or condition of this Agreement or other Loan Document which failure results in a Material Adverse Effect, unless such failure has been cured by the Borrower on or before the Commitment Expiration Date; provided that any such Material
                                          --------
Adverse Effect that is incapable of cure under the terms of the Merger Agreement shall constitute an Event of Default hereunder on and as of the date the Lender exercises its right to terminate the Merger Agreement pursuant to subsection 7.1(b) thereof.

          7.3   Breach of Representation or Warranty
                ------------------------------------

          Any of the Borrower's representations or warranties made herein, in any Loan Document or in any statement or certificate at any time given in writing pursuant hereto or thereto or in connection herewith or therewith, shall be false or misleading on any date to which such representation or warranty is applicable in any respect that results in a Material Adverse Effect and that has not been cured by the Borrower on or before the Commitment Expiration Date; provided that any Material Adverse Effect that is incapable of cure under the
--------
terms of the Merger Agreement shall constitute an Event of Default hereunder on and as of the date that the Lender exercises its right to terminate the Merger Agreement pursuant to subsection 7.1(b) thereof.

          7.4   Termination of Merger Agreement
                -------------------------------

                A. The passage of thirty days after the termination of the Merger Agreement if and only if such termination is solely pursuant to the terms of subsection 7.1(d) of the Merger Agreement; provided that
                                                                  --------
          no other uncured Event of Default shall have occurred hereunder; or

                B. termination of the Merger Agreement under any other circumstances than those enumerated in the preceding subsection 7.4A, unless this Agreement has been terminated pursuant to subsection 2.9.

          7.5   Bankruptcy or Insolvency
                ------------------------

          A. The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or

          B. there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of sixty (60) days.

          7.6   Intentionally Omitted
                ---------------------

          7.7   Intentionally Omitted
                ---------------------

          7.8   Intentionally Omitted
                ---------------------

          7.9   Invalidity of Loan Documents
                ----------------------------

          The Borrower denies that it has any further liability, other than as a result of or based upon the fraud or material misrepresentation of the Lender, including without limitation with respect to future advances by the Lender, under any Loan Document to which it is a party, or gives notice to such effect; or the Lender, through no action or fault on the part of the Lender, shall not have or shall cease to have a valid and perfected security interest in any material and significant portion of the Collateral of the same nature and priority (relative to any other Liens in the Collateral) as the security interest purported to be granted in such Collateral pursuant to the Loan Documents on the date thereof; or any Loan Document or any Lien granted to the Secured Party thereunder shall be determined to be invalid or unenforceable in a material and significant respect; or any treaty, law, regulation, communique, decree, ordinance or policy of any Governmental Authority shall render any material provision of any Loan Document invalid or unenforceable in a material and significant respect; or the Borrower shall fail to comply with its obligations under Section 5 of the Security Agreement.

THEN immediately and automatically upon the occurrence of any Event of Default described in subsections 7.1 or 7.5 hereof, and immediately and automatically on the Commitment Expiration Date with respect to any other Event of Default that remains uncured on such date: (i) (a) all Loans hereunder with accrued interest thereon, (b) an amount equal to the maximum amount that may at any time be drawn under the outstanding Letters of Credit (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit) (unless the Borrower takes such other actions allowed by subsection 2.9 to dispose of outstanding Letters of Credit), and (c) all other Obligations under this Agreement, the Note and the other Loan Documents, shall all automatically become immediately due and payable, without notice, presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and (ii) the Loan Commitment, the L/C Commitment and any other obligation of the Lender to make any Loan hereunder or to arrange for a Letter of Credit shall thereupon terminate.

          Any amounts described in clause (i)(b) in the preceding paragraph, when received by the Lender, shall be held by the Lender in an interest bearing account and shall be applied to any draws under the Letters of Credit, and promptly upon the expiration or other termination of any Letter of Credit, the undrawn amount of such Letter of Credit (together with accrued interest thereon) shall be returned to the Borrower from such account; any such amounts not paid when due, whether at stated maturity, by acceleration or otherwise, shall thereafter bear interest at a rate that is equal to the rate of interest that would apply to unpaid principal under the Loans for the same period.

          Further, upon the occurrence and during the continuance of any Event of Default, the Lender may exercise all rights and remedies of the Lender set forth in any of the Loan Documents, in addition to all rights and remedies allowed by, the United States and of any state thereof, including but not limited to the UCC. The Lender shall have no obligation of any kind to make any presentment, demand, protest or other notice or action of any kind. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and not alternative.

          The Borrower hereby waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties or other property at any time held by the Lender on which the Borrower and any of its Subsidiaries may in any way be liable and hereby ratify and confirm whatever the Lender may lawfully do in this regard, (ii) all rights to notice and hearing prior to the Lender's taking possession or control of, or to the Lender's attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing the Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. The Borrower and each of its Subsidiaries acknowledges that it has been advised by counsel of its choice with respect to the effect of the foregoing waivers and this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

     SECTION 8. MISCELLANEOUS

          8.1   Survival of Warranties
                ----------------------

          All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Note, and shall terminate on the fulfillment of the conditions set forth in subsection 2.9 herein.

          8.2   Failure or Indulgence Not Waiver
                --------------------------------

          No failure or delay on the part of the Lender or any holder of the
Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Note are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          8.3   Modification
                ------------

          This Agreement and the Note provided for herein may be not be amended, waived or modified without the written consent of the Lender and the Borrower.

          8.4   Notices
                -------

          Except as otherwise expressly provided herein, any notice herein required or permitted to be given shall be in writing and may be personally served or sent by United States mail or by telegram, telex or facsimile transmission and shall be deemed to have been given on the earlier of the date of receipt or two (2) days after deposit in the United States mail, registered, with postage prepaid and properly addressed, provided that notices under Section 2 hereof shall not be effective until actually received by the recipient thereof. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof served as provided in this Section 8.4) shall be as follows:

     The Borrower:

                       Buy.com Inc.
                       85 Enterprise
                       Aliso Viejo, California 92656
                       Facsimile:  (949) 389-2840
                       Attention:  Keven F. Baxter, Esq.

     with a copy to:

                       Cooley Godward LLP

                       4365 Executive Drive, Suite 1100
                       San Diego, California 92121
                       Facsimile:  (858) 453-3555
                       Attention:  Frederick T. Muto, Esq.

     The Lender:

                       SB Acquisition, Inc.
                       65 Enterprise
                       Aliso Viejo, California 92656
                       Facsimile:  (949) 330-6013
                       Attention:  Neel Grover, Esq.

     with a copy to:

                       O'Melveny & Myers LLP
                       610 Newport Center Drive, Suite 1700
                       Newport Beach, California 92660
                       Facsimile:  (949) 823-6994
                       Attention:  David Krinsky, Esq.


          8.5   Severability
                ------------

          In case any provision in this Agreement or in the Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of such contract and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.6   Effectiveness; Binding Effect; Governing Law.
                --------------------------------------------

          This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

          8.7   Waiver of Jury Trial.
                --------------------

          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO

THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.

          8.8   Consent to Jurisdiction.
                -----------------------

          All judicial proceedings brought against the Borrower and each of its Subsidiaries with respect to this Agreement and the Loan Documents may be brought in any state or federal court of competent jurisdiction in the State of California, and by execution and delivery of this Agreement, the Borrower accepts for itself and for its Subsidiaries and in connection with its and their properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Borrower for itself and on behalf of its Subsidiaries irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any
            ----- --- ----------
proceeding is brought in accordance with this Section.

          8.9   Assignability
                -------------

          This Agreement and the Note shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and the successors and assigns of each party hereto, provided that neither party hereto may assign its rights under this Agreement or the Note without the prior written consent of the other party hereto; except that the Lender may assign, delegate or otherwise transfer all of the Lender's interest in or rights or obligations under this Agreement and the Note (i) at any time to any Person controlling, controlled by, or under common control with, the Lender, with the consent of the Borrower and (ii) after an Event of Default to any Person with a net worth of not less than $50,000,000, without the consent of the Borrower.

          8.10. Costs and Expenses.
                ------------------

          The Borrower agrees to pay on the Commitment Expiration Date all costs and expenses of the Lender (including attorney's fees and the reasonable estimate of the allocated cost of in-house counsel and staff) in connection with the preparation, amendment, modification, enforcement (including, without limitation, in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings) or restructuring of the Loan Documents, including without limitation the costs and expenses referenced in Section 19 of the Security Agreement; provided that the Lender agrees to and shall waive the
                        --------
right to receive any of the foregoing costs of preparation, amendment and modification of the Loan Documents in each case incurred prior to the date hereof upon the payment in full of (i) all amounts due the Parent under subsection 7.5 of the Merger Agreement and (ii) all other Obligations (exclusive of such costs of preparation, amendment and modification of the Loan Documents incurred prior to the date hereof). Any amount of any costs and expenses under this paragraph not paid when due, whether at stated maturity, by acceleration or otherwise, shall thereafter bear interest at a rate that is equal to the rate of interest that would apply to unpaid principal under the Loans for the same period. Upon four days written request of the Borrower, such requests to be made no more often than is necessary and reasonable, the Lender agrees to deliver to the Borrower a payoff letter setting forth the then-present amount of the Obligations owed under this subsection 8.10.

          8.12. Counterparts
                ------------

          This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          8.13  Headings
                --------

          The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretations of this Agreement or any provision hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their properly and duly authorized individuals as of the day and year first above written.

                                        SCOTT A. BLUM
                                        SEPARATE PROPERTY TRUST
                                        U/D/T 8/2/95


                                        By __________________________
                                        Title _______________________


                                        BUY.COM, INC.


                                        By __________________________
                                        Title _______________________

SCHEDULE 3.1B

                       ADDITIONAL PERFECTION INFORMATION

DISCLOSURE SCHEDULE

                       ADDITIONAL DISCLOSURE RELEVANT TO
                        REPRESENTATIONS AND WARRANTIES

EXHIBIT I

                                [FORM OF NOTE]

                                 BUY.COM, INC.

                                PROMISSORY NOTE


$4,000,000                                               Aliso Viejo, California
                                                                 August 10, 2001

          FOR VALUE RECEIVED, BUY.COM, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of THE SCOTT A. BLUM SEPARATE PROPERTY TRUST U/D/T 8/2/95 (the "Payee"), on or before the Commitment Expiration Date, the lesser of (x) FOUR MILLION DOLLARS ($4,000,000) or (y) the unpaid principal amount of all advances made by the Payee to the Borrower as Loans under the Credit Agreement referred to below.

          The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement dated as of August 10, 2001 between the Borrower and the Payee (the "Credit Agreement").

          This Note is the Borrower's "Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement. The Obligations under this Note are secured under the Loan Documents, as defined in the Credit Agreement.

          All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Payee located at 85 Enterprise, Aliso Viejo, CA 92656, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, the Borrower shall be entitled to deem the Payee or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note. Each of the Payee and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment
           --------  -------
made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

          Whenever any payment on this Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

          The Credit Agreement and this Note shall be governed by, and shall be construed and enforced in accordance with the laws of the State of California. The Lender and the Borrower intend in the execution of this Note that the transaction evidenced by this Note be in strict compliance with the usury laws of the State of California. The Lender and the Borrower stipulate and agree that none of the terms and provisions contained in this Note or any of the other instruments executed in connection with the transaction evidenced by this Note shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of California. If the Lender shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the usury laws of the State of California, if applicable, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the Lender, be credited to the payment of the sums due under this Note or returned to the Borrower.

          Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions of and with the effect provided in the Credit Agreement.

          The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

          No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

          The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Borrower and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered as of the day and year and the place first above written.

                                        BUY.COM, INC.



                                        By __________________________

                                        Title _______________________

TRANSACTIONS
                                      ON
                                     NOTE

                                                         Outstanding
         Type of        Amount of      Amount of         Principal
         Loan Made      Loan Made      Principal Paid    Balance       Notation
Date     This Date      This Date      This Date         This Date     Made by
----     ---------      ---------      --------------    -----------   --------

EXHIBIT II

                         [FORM OF NOTICE OF BORROWING]

                              NOTICE OF BORROWING



          Pursuant to that certain Bridge Financing Credit Agreement dated as of August 10, 2001 (the "Credit Agreement") between Buy.Com, Inc. (the "Borrower") and the Scott A. Blum Separate Property Trust u/d/t 8/2/95 (the "Lender"), this represents the Borrower's request to borrow on ______________ (the "Funding Date," which date shall be not less than three (3) Business Days from the date of this Notice of Borrowing) from the Lender $________________ (the "Loan"). The proceeds of such Loan are to be [wire transferred to the Borrower's account number ________ with ________ at _________].

          The Borrower hereby certifies that, as of the date referenced above,
(a) there exists no Event of Default and no Material Adverse Effect that would not be cured or eliminated by the making of the Loan; and (b) the Merger Agreement has not been terminated, and no third party has contested or threatened in writing to contest to the validity or priority of the Liens granted to the Lender or the validity or priority of the Loan Documents in any material and significant respect.

DATED:   _________________________


                                        BUY.COM, INC.



                                        By _______________________

                                        Title ____________________

EXHIBIT III

                 [FORM OF NOTICE OF LETTER OF CREDIT REQUEST]

                      NOTICE OF LETTER OF CREDIT REQUEST



          Pursuant to that certain Bridge Financing Credit Agreement dated as of August 10, 2001 (the "Credit Agreement") between Buy.Com, Inc. (the "Borrower") and the Scott A. Blum Separate Property Trust u/d/t 8/2/95 (the "Lender"), this represents the Borrower's request (the "Notice") that the Lender arrange for the issuance of a standby Letter of Credit on ______________ (which date shall be not less than five (5) Business Days from the date of this Notice), in the amount of $______________, naming ______________ as beneficiary (the
"Beneficiary"). The Borrower represents and warrants, and it is a condition precedent to the effectiveness of this Notice, that the language to be contained in the Letter of Credit[, as set forth in more detail on the attached Exhibit A,] shall be and is approved by the Beneficiary as of the date hereof.

          The Borrower hereby certifies that, as of the date referenced above,
(a) there exists no Event of Default and no Material Adverse Effect that would not be cured or eliminated by the making of the Loan; and (b) the Merger Agreement has not been terminated, and no third party has contested or threatened in writing to contest to the validity or priority of the Liens granted to the Lender or the validity or priority of the Loan Documents in any material and significant respect.

DATED:   _________________________


                                        BUY.COM, INC.



                                        By _______________________

                                        Title ____________________

[Exhibit A to Notice of Letter of Credit Request]


                     [Requested Form of Letter of Credit]

                                       35